UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 2054

Amendment No. 1

To

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)		02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K filed by The Boston Beer Company (the “Company”) on August 26, 2013 regarding the acquisition of the rights to the Coney Island brand by A&S Brewing Collaborative LLC. The Company is filing this Form 8-K/A to correct the term of the agreement with Mr. Cowan, which was inadvertently misstated in the original filing. As indicated below, the correct term of such agreement is a minimum of five years.

Item 7.01.

Regulation FD Disclosure.

On August 26, 2013, A&S Brewing Collaborative LLC, d/b/a Alchemy & Science (“A&S”), a wholly-owned subsidiary of the Company, acquired all rights to the Coney Island brand from Shmaltz Brewing Company, LLC (formerly known as Coney Island Brewing Company, LLC) (“Shmaltz”), as well as some brewery equipment and other assets related to the Coney Island brand. In connection with the acquisition, A&S has entered into a two-year brewing services agreement with Shmaltz pursuant to which Shmaltz will produce some of the beer to be sold under the Coney Island brand name once certain conditions are met. Immediately following the closing, Shmaltz will brew and sell Coney Island branded beer in certain markets under license from A&S until A&S obtains its required permits. In addition, A&S has entered into an agreement with Shmaltz’s founder Jeremy Cowan, pursuant to which Mr. Cowan will advise A&S, as requested, on Coney Island matters, for a minimum of five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: August 27, 2013	/s/ William F. Urich
William F. Urich
Chief Financial Officer
(Signature)*

*Print name and title of the signing officer under his signature.